BYLAWS


                               OF


                       ROSS STORES, INC.
                     A Delaware Corporation


               As amended through August 25, 1994
       begin page i
                              INDEX

                            ARTICLE I



                          STOCKHOLDERS
Section                                                        Page

 1.  Annual Meeting                                              1

 2.  Special Meetings                                            1

 3.  Notice of Meetings                                          1

 4.  Quorum                                                      1

 5.  Conduct of the Stockholders' Meeting                        1

 6.  Conduct of Business                                         2

 7.  Notice of Stockholder Business                              2

 8.  Proxies and Voting                                          3

 9.  Stock List                                                  4

                           ARTICLE II

                       BOARD OF DIRECTORS

 1.  Number and Term of Office                                   5

 2.  Vacancies and Newly Created Directorships                   5

 3.   Removal                                                    5

 4.  Regular Meetings                                            5

 5.  Special Meetings                                            5

 6.  Quorum                                                      5

 7.  Participation in Meetings by Conference Telephone           6

 8.  Conduct of Business                                         6

 9.  Powers                                                      6

10.  Compensation of Directors                                   6

11.  Nomination of Director Candidates                           6





       begin page ii
                           ARTICLE III

                           COMMITTEES

 1.  Committees of the Board of Directors                        7

 2.  Conduct of Business                                         8

                           ARTICLE IV

                            OFFICERS

 1.  Generally                                                   8

 2.  Chairman of the Board                                       8

 3.  President                                                   8

 4.  Vice President                                              8

 5.  Chief Financial Officer                                     8

 6.  Secretary                                                   9

 7.  Delegation of Authority                                     9

 8.  Removal                                                     9

 9.  Compensation                                                9

10.  Subordinate Officers                                        9

11.  Action With Respect to Securities of Other Corporations     9

                            ARTICLE V

                              STOCK

 1.  Certificates of Stock                                       9

 2.  Transfers of Stock                                          9

 3.  Record Date                                                 9

 4.  Lost, Stolen or Destroyed Certificates                     10

 5.  Regulations                                                10

           begin page iii
                           ARTICLE VI

                             NOTICES

 1.  Notices                                                   10

 2.  Waivers                                                   10

                           ARTICLE VII

                          MISCELLANEOUS

 1.  Facsimile Signatures                                      10

 2.  Corporate Seal                                            10

 3.  Reliance Upon Books, Reports and Records                  10

 4.  Fiscal Year                                               10

 5.  Time Periods                                              10

                          ARTICLE VIII

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

 1.  Right to Indemnification                                  11

 2.  Right of Claimant to Bring Suit                           12

 3.  Non-Exclusivity of Rights                                 12

 4.  Indemnification Contracts                                 12

 5.  Insurance                                                 12

 6.  Effect of Amendment                                       12

                           ARTICLE IX

                           AMENDMENTS

           begin page 1
                        ROSS STORES, INC.

                     A DELAWARE CORPORATION

                             BYLAWS


                           ARTICLE I

                          STOCKHOLDERS

      Section 1. Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

      Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or
(2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

      Section 3. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

      When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4. Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

      If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

    Section 5. Conduct of the Stockholders' Meeting. At every meeting of the stockholders, the President of the Corporation, or, in his absence, the Chairman of the Board, if there is a person holding such position, or if not, the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President a chairman

       begin page 2

chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the Corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwis6 approved by the Chairman, attendance at the Stockholders' Meeting is restricted to stockholders of record, persons authorized in accordance with
Section 8 of these Bylaws to act by proxy, and officers of the corporation.

      Section 6. Conduct of Business. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

      The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 6 and Section 7, below. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6 and Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     [First paragraph of Section 6 amended August 29, 1992 .
     Prior version read as follows:

     Section 6. Conduct of Business. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance.]

     Section 7. Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) if an annual meeting, properly brought before the meeting by a stockholder and (d) if a special meeting, if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders and such business is properly brought before the meeting by a stockholder.

      For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

      A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as
they  appear   on the  Corporation's  books,  of  the  stockholder
proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and

       begin page 3

(d)  any  material interest of the stockholder in such  business.
Stockholder resolutions shall be no more than five hundred  (500)
words in length.

     No resolution shall be put before the stockholders:

           (a) which is not a proper subject for action by stockholders under Delaware law;

           (b) which is obstructive, frivolous, dilatory or repugnant to good taste;

           (c)  which contains any false or misleading statements;

           (d) which relates to the redress of a personal claim or grievance against the Corporation or any other person, or if it is designated to result in a benefit or interest that is not shared by the stockholders at large;

          (e) which relates to operations which account for less than five percent of the Corporation's total assets at the end of its most recent fiscal year, and for less than five percent of its net earnings and gross sales for its most recent fiscal year, and is not otherwise significantly related to the Corporation's business;

           (f) which deals with a matter beyond the Corporation's power to effectuate;

           (g) which deals with a matter relating to conduct of the ordinary business operations of the Corporation;

           (h) which is counter to or substantially duplicative of a proposal to be submitted by the Corporation at the meeting;

           (i) if the proposal deals with substantially the same subject matter as a prior proposal submitted to stockholders in the Corporation's proxy statement and a form of proxy related to any annual or special meeting of stockholders held within the preceding five calendar years, it may be omitted from the agenda of any meeting of stockholders held within three calendar years after the latest such submission, provided that:

              (i) if the proposal was submitted at only one meeting during such preceding period, it received less than five percent of the total number of votes cast in regard thereto; or

             (ii) if the proposal was submitted at only two meetings during such preceding period, it received at the time of its second submission less than eight percent of the total number of votes cast in regard thereto; or

            (iii) if the prior proposal was submitted at three or more meetings during such preceding period, it received at the time of its latest submission less than ten percent of the total number of votes cast in regard thereto.

      Section 8. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No stockholder may authorize more than one proxy for his or her shares. Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      All  voting,  including on the election  of  directors  but excepting  where otherwise required by law, may  be  by  a  voice
vote;  provided,  however,  that  upon  demand  therefor   by   a
stockholder entitled to vote

       begin page 4

or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

      All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by an express provision of these Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or
negatively;   PROVIDED, HOWEVER,  that  proposals  relating   to
employee or director compensation or compensation plans may, in the discretion of the Board of Directors, require such greater affirmative vote as is specified in a resolution adopted by the Board of Directors.


     [Last  paragraph of Section 8 amended August 25,  1994.
     Prior version read as follows:

     All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.]


     [Section 8 amended August 29, 1992. Prior version read as follows:

     Section 8. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. No stockholder may authorize more than one proxy for his shares.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, including the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.]

      Section  9.   Stock List.  A complete list of  stockholders
entitled  to  vote  at any meeting of stockholders,  arranged  in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

       begin page 5

      The  stock  list  shall also be kept at the  place  of  the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                           ARTICLE II

                       BOARD OF DIRECTORS

      Section 1. Number and Term of Office. The number of directors shall initially be nine and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1990 annual meeting of stockholders, the term of office of the second class to expire at the 1991 annual meeting of stockholders and the term of office of the third class to expire at the 1992 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the expiration of the term for which elected and until their successors are elected, except in the case of the death, resignation or removal of any director.

      Section 2. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, disqualification or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Section 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not fewer than five (5) days before the meeting or by telexing, telecopying or personally delivering the same not fewer than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      Section 6. Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

       begin page 6

       Section 7. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such
participation  shall  constitute  presence  in  person  at   such
meeting.

      Section 8. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

      Section 9. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

           (1) To declare dividends from time to time in accordance with law;

           (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

           (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

           (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

           (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

           (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

           (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

           (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

     Section 10. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

      Section 11. Nomination of Director Candidates. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed for that purpose by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation.

      To be timely, a stockholder nomination for a director to be
elected   at  an  annual  meeting  shall  be  received   at   the
Corporation's  principal  executive offices  not  less  than  120 calendar days in advance of

       begin page 7

the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for a director to be elected at a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made.

      Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
(d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

      In the event that a person is validly designated as a nominee in accordance with this Section 11 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 11 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

      If the Chairman of a meeting where stockholders are to vote for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 11, such nomination shall be void; provided, however, that nothing in this Section 11 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.


                          ARTICLE III

                           COMMITTEES

     Section 1. Committees of the Board of Directors. The Board of Directors, pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

       begin page 8

      Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


                           ARTICLE IV

                            OFFICERS

      Section 1. Generally. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer and/or a Treasurer. At the discretion of the Board of Directors, the Corporation shall have a Chairman of the Board, one or more Assistant Treasurers, and one or more Assistant Secretaries. The Corporation may also have such other officers as the Board of Directors may appoint, and such other officers as the President may appoint in accordance with the provisions of Section 10 of this Article IV. The Board of Directors shall consider the election of officers at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

      Section 2. Chairman of the Board. The Chairman of the Board, if there is a person holding that position, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

      Section 3. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is a person holding that position, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 4. Vice Presidents. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

      Section 5. Chief Financial Officer. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

       begin page 9

      Section 6. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the General Delaware Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

     The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 7. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

      Section 8. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

      Section 9. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

      Section 10. Subordinate Officers. The President may appoint such vice presidents and other subordinate officers as the business of the Corporation may require, each of whom shall have such duties and such tenure as the President decides. Officers appointed by the President under this Section 10 shall not be considered corporate level or executive officers.

      Section 11. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of
Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.


                           ARTICLE V

                             STOCK

      Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

     Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

      Section 3. Record Date. The Board of Directors may fix a record date, which shall not be more than sixty nor fewer than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent  to  corporate action in writing without  a  meeting;  to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

       begin page 10

      Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                           ARTICLE VI

                            NOTICES

      Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram.

     Section 2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.


                          ARTICLE VII

                         MISCELLANEOUS

      Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

      Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

      Section 3. Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

      Section 5. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

       begin page 11

                          ARTICLE VIII

           INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, these Bylaws or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

      Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VIII is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     Section 3. Non-Exclusivity of Rights. The rights conferred on any person in Sections 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

       Section 4. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,

       begin page 12

joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

      Section 5. Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      Section 6. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.


                           ARTICLE IX

                           AMENDMENTS

      The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by these Bylaws, the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the outstanding shares of stock of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.
Error! Reference source not found.
       begin page 13



                    CERTIFICATE OF SECRETARY






     I hereby certify:

     That I am the duly elected and acting Corporate Secretary of Ross Stores, Inc., a Delaware Corporation; and

      That attached hereto is a true and complete copy of the Bylaws of said corporation, comprising 12 pages, as amended by the Board of Directors of the corporation on August 25, 1994; such Bylaws have not been modified or rescinded and remain in full force and effect.

      IN WITNESS WHEREOF, I hereunder subscribed my name and affixed the seal of said corporation this 25th day of August, 1994.



                                   /s/Earl T. Benson
                                   Earl T. Benson
                                   Corporate Secretary